                                                                 Exhibit 10.(x)


                       ---------------------------------
                              AMENDED AND RESTATED
                                LEASE AGREEMENT
                          Dated as of October 1, 1998
                      -----------------------------------

                                    Between

                        THE INDUSTRIAL DEVELOPMENT BOARD

                           OF THE CITY OF HUNTSVILLE

                                      AND

                            CENTRAL CPVC CORPORATION


                          Relating to the Issuance of
                                   $7,500,000
           The Industrial Development Board of the City of Huntsville
       Tax-Exempt Variable Rate Demand/Fixed Rate Refunding Revenue Bonds
                       (Central CPVC Corporation Project)
                                 Series of 1998



This Instrument was Prepared by:

Joseph W. Mathews, Jr.
Lange, Simpson, Robinson & Somerville LLP
417 North 20th Street, Suite 1700
Birmingham, Alabama  35203

                                TABLE OF CONTENTS
                                -----------------

         (This Table of Contents is not a part of the Lease Agreement and is provided solely for convenience of reference.)

                                                                                                               Page
                                                                                                               ----
      PARTIES        .............................................................................................5

      PREAMBLES      .............................................................................................5

ARTICLE I
---------
   DEFINITIONS
   -----------
      Section 1.1  Definitions....................................................................................7
      Section 1.2  Use of Words and Phrases......................................................................11

ARTICLE II
----------
   REPRESENTATIONS AND WARRANTIES
   ------------------------------
      Section 2.1  Representations and Warranties by the Lessor..................................................12
      Section 2.2  Representations and Warranties by Lessee......................................................12

ARTICLE III
-----------
   DEMISING CLAUSES AND WARRANTY OF TITLE
   --------------------------------------
      Section 3.1  Demise of the Project.........................................................................13
      Section 3.2  Warranty of Title.............................................................................13
      Section 3.3  Quiet Enjoyment and Possession................................................................13

ARTICLE IV
----------
   COMMENCEMENT AND COMPLETION OF THE PROJECT,
   -------------------------------------------
      Section 4.1  Agreement to Acquire, Construct and Equip the Project.........................................13
      Section 4.2  Agreement to Issue Bonds; Application of Bond Proceeds........................................14

ARTICLE V
---------
   EFFECTIVE DATE AND DURATION OF THIS LEASE AGREEMENT,
   ----------------------------------------------------
      Section 5.1  Effective Date and Duration of this Lease Agreement...........................................15
      Section 5.2  Delivery and Acceptance of Possession.........................................................15
      Section 5.3  Rents and Other Amounts Payable...............................................................15
      Section 5.4  Prepayment of Rents...........................................................................17
      Section 5.5  Indemnity Against Claims......................................................................17
      Section 5.6  Obligation of Lessee Unconditional............................................................18
      Section 5.7  Public Services Payment.......................................................................18
      Section 5.8  Lessee Entitled to Certain Rent Abatements if Bonds Paid Prior to Maturity....................19
      Section 5.9  Indemnification with Respect to Certain Tax Changes...........................................19

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                                                                                                               Page
                                                                                                               ----
ARTICLE VI
----------
   MAINTENANCE, TAXES AND INSURANCE
   --------------------------------
      Section 6.1  Maintenance and Modification of Project by Lessee.............................................19
      Section 6.2  Taxes, Other Governmental Charges and Utility Charges.........................................20
      Section 6.3  Insurance Required to be Carried..............................................................21
      Section 6.6  Advances by Lessor or Trustee.................................................................22
      Section 6.7  Removal of Leased Equipment...................................................................22

ARTICLE VII
-----------
   DAMAGE, DESTRUCTION AND CONDEMNATION
   ------------------------------------
      Section 7.1  Damage and Destruction........................................................................23
      Section 7.2  Condemnation or Failure of Title..............................................................23
      Section 7.3  Condemnation of Lessee Owned Property.........................................................24

ARTICLE VIII
------------
   SPECIAL COVENANTS
   -----------------
      Section 8.1  No Warranty of Condition or Suitability by the Lessor.........................................24
      Section 8.2  Inspection of the Project.....................................................................24
      Section 8.3  Release of Certain Land.......................................................................24
      Section 8.4  Purchase of Additional Machinery, Equipment, Furniture or Fixtures by the Lessor..............25
      Section 8.5  Further Assurance and Corrective Instruments..................................................25
      Section 8.7  Authorized Lessor Representative..............................................................25
      Section 8.8  Authorized Lessee Representative..............................................................25

ARTICLE IX
----------
   ASSIGNMENT, SUBLEASING, MORTGAGING AND
   --------------------------------------
      Section 9.1  Assignment and Subleasing.....................................................................28
      Section 9.3  Restrictions on Mortgage or Sale of Project by Lessor.........................................28
      Section 9.4  Redemption of Bonds...........................................................................29
      Section 9.5  Reference to Bonds Ineffective After Bonds Paid...............................................29

ARTICLE X
---------
   EVENTS OF DEFAULT AND REMEDIES
   ------------------------------
      Section 10.1  Events of Default Defined....................................................................29
      Section 10.2  Remedies on Default..........................................................................31
      Section 10.3  No Remedy Exclusive..........................................................................31
      Section 10.4  Agreement to Pay Attorneys' Fees and Expenses................................................32
      Section 10.5  No Additional Waiver Implied by One Waiver...................................................32
      Section 10.6  Remedial Rights Assigned to Trustee..........................................................32

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                                                                                                               Page
                                                                                                               ----
ARTICLE XI
----------
   OPTIONS IN FAVOR OF LESSEE
   --------------------------
      Section 11.1  Options to Terminate.........................................................................32
      Section 11.2  Option to Purchase Project Prior to Payment of the Bonds.....................................33
      Section 11.3  Option to Purchase Project After Payment of the Bonds........................................34
      Section 11.4  Option to Purchase Unimproved Land...........................................................34
      Section 11.5  Conveyance on Exercise of Option to Purchase.................................................35
      Section 11.6  Effect of Exercise on Options................................................................36
      Section 11.7  Relative Position of Options and Indenture...................................................36

ARTICLE XII
-----------
   MISCELLANEOUS
   -------------
      Section 12.1  Surrender of Project.........................................................................36
      Section 12.2  Notices......................................................................................36
      Section 12.3  Binding Effect...............................................................................37
      Section 12.4  Severability.................................................................................37
      Section 12.5  Amendments, Changes and Modifications........................................................37
      Section 12.6  Execution in Counterparts....................................................................37
      Section 12.7  Recording and Filing.........................................................................37
      Section 12.8  Net Lease....................................................................................38
      Section 12.9  Certain Tax Matters..........................................................................38
      Section 12.10  Date of this Lease Agreement................................................................38
      Section 12.11  Applicable Law..............................................................................38
      Section 12.12  No Charge Against Lessor's Credit...........................................................38
      Section 12.13  Captions....................................................................................38

      TESTIMONIUM ...............................................................................................39

      SIGNATURES AND SEALS...................................................................................... 39

      ACKNOWLEDGEMENTS.......................................................................................... 41

      EXHIBIT "A" ...............................................................................................42

      EXHIBIT "B" ...............................................................................................43

         AMENDED AND RESTATED LEASE AGREEMENT, dated as of October 1, 1998, between The Industrial Development Board of the City of Huntsville (the "Lessor"), a public corporation duly organized and existing under the constitution and laws of the State of Alabama, and Central CPVC Corporation (the "Lessee"), a corporation, organized and existing under the laws of the State of Alabama.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Lessor was organized pursuant to the provisions of Act No. 648 adopted at the 1949 Regular Session of the Legislature of the State of Alabama, approved September 19, 1949, as amended (said Act being codified as Section 11-54-80, et seq., Code of Alabama, 1975 and hereinafter sometimes referred to as the "Act"); and,

         WHEREAS, the Lessor has made the necessary arrangements with the Lessee for acquiring real property and equipping thereon a manufacturing facility)(the said real property, equipment and improvements being hereinafter referred to as the "Project"), which will be of the character and accomplish the purposes provided by the Act; and

         WHEREAS, the Lessor has duly authorized the issuance of its $7,500,000 The Industrial Development Board of the City of Huntsville Tax-Exempt Variable Rate Demand/Fixed Rate Refunding Revenue Bonds (Central CPVC Corporation Project) Series of 1998 (the "Bonds") pursuant to a Trust Indenture made and entered into as of the 1st day of October, 1998 by and between the Lessor and First Union National Bank (the "Trustee"); and

         WHEREAS, proceeds of the Bonds are being issued to refund the outstanding principal amount of the Lessor's Industrial Development Revenue Bonds (Central CPVC Corporation Project) Series 1997 Bonds dated December 1, 1997 (the "Series 1997 Bonds"). The Series 1997 Bonds were issued in the principal amount of $7,500,000 and are now outstanding in the same amount. The Series 1997 Bonds were issued to finance the costs of acquiring, constructing and equipping a certain manufacturing facility (the "Project") that was leased to the Lessee by the Lessor pursuant to a Lease Agreement dated as of December 1, 1997 (the "1997 Lease"); and

         WHEREAS, when the Bonds are issued, the 1997 Bonds will be immediately paid and retired and the 1997 Lease will be amended and restated. The Lessor continues to own the Project and will continue to lease the Project to the Lessee pursuant to this Amended and Restated Lease Agreement; and

         WHEREAS, pursuant to this Amended and Restated Lease Agreement the Lessee will agree to make lease payments to the Lessee at times and in amounts sufficient to pay debt service on the Bonds and to pay the purchase price of Bonds tendered for purchase pursuant to the optional or mandatory tender provisions of the Indenture. Pursuant to the Indenture the Lessor will assign and pledge to the Trustee all the Lessor's rights under this Amended and Restated Lease Agreement except for certain rights relating to indemnification, reimbursement of expenses and receipt of notices and other communications; and

         WHEREAS, the Lessee will cause Congress Financial Corporation (together with its successors and/or assigns, the "Bank") to arrange for First Union National Bank (together with its successors and/or assigns, the "Letter of Credit Bank") to issue an irrevocable letter of credit in favor of the Trustee to provide for payment of debt service on the Bonds and to pay the purchase price of Bonds tendered for purchase pursuant to the optional or mandatory tender provisions of the Indenture. The initial letter of credit to be delivered to the Trustee and any substitute letter of credit delivered pursuant to the Indenture are referred to as the "Letter of Credit"; and

         WHEREAS, the Bank has agreed to guarantee to the Letter of Credit Bank the performance by the Company of its obligations to the Letter of Credit Bank; and

         WHEREAS, the Bank will arrange for the initial Letter of Credit pursuant to the Loan and Security Agreement by and among Congress Financial Corporation, as Lender, and Central Sprinkler Company, Central Castings Corporation, Central CPVC Corporation, as Borrowers, and Central Sprinkler Corporation and Central Sprinkler Export Corporation, as Guarantors, dated September 18, 1998 (together with all amendments, modifications and restatements thereof, the "Credit Agreement") between the Bank and the Lessee whereby the Lessee has agreed, among other things, to reimburse the Bank for payments to the Letter of Credit Bank to reimburse the Letter of Credit Bank for all amounts drawn pursuant to the initial Letter of Credit; and

         WHEREAS, as security for the Lessee's obligations under the Credit Agreement, the Lessor and Lessee have executed a Fee and Leasehold Mortgage with Security Agreement and Assignment of Leases and Rents dated September 18, 1998 (together with all amendments, modifications and restatements thereof, the "Bank Mortgage") in favor of the Bank, whereby the Bank has a mortgage on and security interest in the Project, the leasehold interest of the Lessee, and certain other collateral; and

         WHEREAS, the Bonds will be further secured by the unconditional guaranty of payment of principal of and interest on the Bonds by Central CPVC Corporation, an Alabama corporation; and

         WHEREAS, the Bonds are the limited obligations of the Lessor payable solely out of (a) payments made pursuant to the Lease Agreement and the Bond Guaranty, and (b) money received from a draw on the Letter of Credit. The Trustee will not have a mortgage on or security interest in the Project. The Bank Mortgage is for the sole benefit of the Bank; and

         WHEREAS, the Bonds never shall constitute the debt or indebtedness of the City of Huntsville (the "City") or the State of Alabama (the "State"), within the meaning of any provision or limitation of the constitution or statutes of Alabama, and shall not constitute or give rise to a pecuniary liability of the Lessor, its members or the City or the State or a charge against its or their general credit or the taxing powers of the City or the State; and,

         WHEREAS, all things have been done which are necessary to make the Bonds the valid obligations of the Lessor and to constitute this Indenture a valid trust indenture for the security of the Bonds;

         NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter set forth, the parties hereto do hereby covenant, agree and bind themselves as follows, to-wit:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. In addition to the words and terms elsewhere defined in the Indenture or in this Lease Agreement, the following words and terms, as used in this Lease Agreement, shall have the following meanings unless the context or use indicates another or different meaning or intent:

         "Act" means Act No. 648 enacted at the 1949 Regular Session of the Legislature of Alabama, as heretofore amended, said Act being codified as Chapter 54, Article 4 (Section 11-54-80, et seq.), Code of Alabama, 1975.

         "Agreement," "Lease Agreement" or "Lease" means this Amended and Restated Lease Agreement entered into by and between the Lessor and Lessee as of October 1, 1998, and including any amendments or supplements thereto.

         "Authorized Lessee Representative" means the person at the time designated to act on behalf of the Lessee by written certificate furnished to the Lessor and the Trustee signed on behalf of the Lessee. Such certificate may designate an alternate or alternates.

         "Authorized Lessor Representative" means the person or persons at the time designated to act on behalf of the Lessor by written certificate furnished to the Lessee and the Trustee and signed on behalf of the Lessor by its Chairman, Vice Chairman, or Secretary.

         "Bonds" shall have the same meaning as described in the form of Bonds set forth in the Indenture.

         "Building" means that certain building and all other facilities forming a part of the Project, and not constituting part of the Leased Equipment, which are located on the Leased Land, as they may at any time exist.

         "City" means the City of Huntsville, a municipal corporation organized and existing under the laws of the State.

         "Code" means the Internal Revenue Code of 1986, as amended and at the time in force and effect.

          "Completion Date" means May 1, 1998, the date of completion of the acquisition, construction, equipping and improvement of the Project.

         "Construction Period" means the period between the beginning of construction and the Completion Date.

         "County" means Madison County, Alabama.

         "Determination of Taxability" means a determination that interest on the Bonds is subject to federal income taxation for any reason other than the circumstances described in Section 147(a) of the Code. Such a determination shall be deemed to have been made upon the occurrence of either of the following:

                  (a) the date on which the Lessee or the Trustee shall be advised by private ruling, technical advice or other written communication from an authorized official of the Internal Revenue Service that interest on the Bonds is subject to federal income taxation;

                  (b) the date on which the Lessee or the Trustee shall receive notice in writing from a Registered Owner of the Bonds that the Registered Owner has been advised by an authorized official of the Internal Revenue Service that the interest on the Bonds is subject to federal income taxation; or

                  (c) the date on which the Trustee receives an opinion of a nationally recognized bond counsel that interest on the Bonds is subject to Federal income taxation.

         "Event of Taxability" means the occurrence of any event or the existence of any circumstances (including, without limitation, the fact that any representation or warranty of the Lessee set forth in this Agreement is untrue or the breach by the Lessee of any covenants of the Lessee herein set forth) which has the effect of causing the interest payable on the Bonds to become includable in the gross income of the holders thereof for federal income taxation purposes (other than a holder who is a Substantial User of the Project or a Related Person). The date of an Event of Taxability shall be the effective date as of which such interest became subject to taxation.

         "Guarantor" means Central CPVC Corporation, an Alabama corporation.

         "Guaranty" means that certain guaranty agreement dated as of October 1, 1998, by Central CPVC Corporation, an Alabama corporation.

         "Trust Indenture" means the Trust Indenture dated as of October 1, 1998, between the Lessor and the Trustee, pursuant to which the Bonds are authorized to be issued, the interest of the Lessor in this Agreement, and the revenues and receipts of the Lessor in respect of the Project, as in this Agreement provided, are to be pledged and assigned as security for the payment of principal of and interest on the Bonds, and including any indenture supplemental thereto.

         "Independent Counsel" means an attorney or firm of attorneys duly admitted to practice law in any state of the United States and not in the full time employment of either the Lessor or the Lessee.

         "Independent Engineer" means an engineer or architect or engineering or architectural firm registered and qualified to practice the profession of engineering or architecture under the laws of Alabama and not in the full time employment of either the Lessor or the Lessee.

         "Lease Term" means the duration of the leasehold estate created in this Agreement as specified in Section 5.1 hereof.

         "Leased Equipment" means (i) those items of machinery, equipment and other tangible personal property financed with proceeds from the sale of the Bonds, (ii) any item of machinery, equipment or tangible personal property acquired in substitution for, or as a renewal or replacement of, or a modification or improvement of any Leased Equipment, pursuant to the provisions of Sections 6.1, 6.7(a), 7.1 and 7.2 hereof, (iii) any machinery, equipment or other tangible personal property acquired by the Lessor pursuant to the provisions of Section 8.4 hereof. "Leased Equipment" shall not include such machinery, equipment and tangible personal property as may be purchased by the Lessee from its own funds, or released from this Agreement pursuant to the provisions of Section 6.7 hereof, or taken by the exercise of the power of eminent domain as provided in Section 7.2 hereof.

         "Leased Land" means the real estate, interests in real estate and other rights described in Exhibit A hereto and such other real estate, interests in real estate and other rights hereafter conveyed or granted to the Lessor at the request of the Lessee, together with all additions thereto and substitutions, therefor, less any real estate, interests in real estate and other rights as may be released from this Agreement pursuant to Sections 8.3, 8.6 and 11.4 hereof or taken by the exercise of the power of eminent domain as provided in Section 7.2 hereof.

         "Lessee" means Central CPVC Corporation, and its successors and assigns as herein permitted.

         "Lessor" means (i) The Industrial Development Board of the City of Huntsville and its successors and assigns, and, (ii) any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.

         "Local Facilities" means facilities of which the Lessee or a Related Person thereto is or will be the Principal User and which are located within twenty-five miles from the corporate limits of the City.


         "Net Proceeds", when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used, remaining after payment of all expenses (including attorney's fees and any extraordinary fee of the Trustee) incurred in the collection of such gross proceeds.

         "Permitted Encumbrances" means, as of any particular time, (i) mechanics' and other liens and liens for ad valorem taxes permitted to exist as provided in Sections 6.1 and 6.2 hereof, or not then delinquent, (ii) this Agreement, the Indenture and the Bank Mortgage, (iii) utility, access and other easements and rights of way, restrictions and exceptions that an Independent Engineer certifies will not interfere with or impair the operations being conducted in the Building (or, if no operations are being conducted therein, the operations for which the Building was designed or last modified) or elsewhere on the Leased Land, (iv) any mechanics', laborers', materialmen's, suppliers' or vendors' lien or right or purchase money security interest in respect thereof if payment is not yet due and payable under the contract in question, (v) those exceptions under Schedule B Section 2 of the interim title insurance binder issued with respect to the Leased Land in connection with this transaction by a title insurance company acceptable to the Trustee, and (vi) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to properties similar in character to the Project and as do not materially impair the Project for the purpose for which it was acquired or is held by the Lessor.

         "Principal User" means a "principal user" as that term is used in
Section 144(a)(2)(B) of the Code and the applicable regulations promulgated thereunder.

         "Project" means the Leased Land, the Building and the Leased Equipment, as they may at any time exist.

         "Related Person" means a "related person" as that term is defined in
Section 144(a)(3) of the Code.

         "State" means the State of Alabama.

         "Substantial User" means a "substantial user" as that term is used in
Section 147(a) of the Code and the applicable regulations promulgated thereunder.

         "Unimproved" when used with reference to the Leased Land means any part or parts of the Leased Land upon the surface of which no part of a building or other structure rests.

         Section 1.2 Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Indenture as a whole and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders. Terms which refer generally to the payment or the obligation to pay "principal and interest on the Bonds" shall be deemed to include the payment or the obligation to pay any applicable redemption premium on any Bonds which are called for redemption prior to maturity.

         Section 1.3. Content of Certificates and Opinions. The Trustee may, but shall not be obligated to, require that every certificate or opinion provided for in this Agreement with respect to compliance with any provision hereof shall include: (1) a statement to the effect that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement to the effect that in the opinion of such Person, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion with respect to the subject matter referred to in the instrument to which his signature is affixed; (4) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (5) a statement as to whether, in the opinion of such Person, such provision has been complied with.

         Any such certificate or opinion made or given by an officer of the Lessor or the Lessee may be based, insofar as it relates to legal or accounting matters, upon a certificate or opinion of or representation by counsel or an accountant, unless such officer knows, or in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous. Any such certificate or opinion made or given by counsel or an accountant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Lessor or the Lessee, as the case may be) upon a certificate or opinion of or representation by an officer of the Lessor or the Lessee, unless such counsel or accountant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such certificate or opinion or representation may be based, as aforesaid, is erroneous. The same officer of the Lessor or the Lessee, or the same counsel or accountant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Agreement, but different officers, counsel or accountants may certify to different matters, respectively.

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 2.1 Representations and Warranties by the Lessor. The Lessor represents and warrants that:

         (a) By proper corporate action, the Lessor has duly authorized the execution and delivery of this Agreement, the Indenture, the Bonds and all other instruments and documents previously or contemporaneously executed and delivered by the Lessor in connection with the Bonds. Subject to Section 9.3 hereof, the Lessor agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

         (b) Notwithstanding anything herein to the contrary, any obligation that the Lessor may incur pursuant to the terms of this Agreement for the payment of money shall not be a general debt on its part but shall be payable solely from proceeds derived from this Agreement, draws on the Letter of Credit, the sale of the Bonds and the insurance and condemnation awards as herein provided.

         Section 2.2 Representations and Warranties by Lessee. The Lessee represents and warrants that:

          (a) The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. Lessee has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and is duly qualified as a foreign corporation in good standing in all jurisdictions in which its failure so to qualify could have a Material Adverse Effect on its financial condition or business.

         (b) The Lessee has, by all necessary action, duly authorized the execution, delivery and performance of this Agreement, and when duly executed and delivered by the Lessor, this Agreement will constitute a legal, valid and binding obligation of the Lessee.

         (c) The Lessee will comply fully at all times with the Lessee's Arbitrage and Tax Certificate, and the Lessee will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Lessee's Arbitrage and Tax Certificate.

         Section 2.3 Continuing Disclosure The Bonds are exempt from the continuing disclosure requirements of Section (b)(5) of Rule 15c2-12 (the "Rule") adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended and supplemented, so long as they bear interest at the Floating Rate (as defined in the Indenture). If the Bonds are converted to the Fixed Rate (as defined in the Indenture), the Bonds may become subject to the continuing disclosure requirements of the Rule. In such event, the Lessee agrees to enter into a continuing disclosure agreement with the Trustee, in form satisfactory to Bond Counsel. The Lessee hereby covenants and agrees with the Bondholders that it will comply with and carry out all of the provisions of such continuing disclosure agreement, as amended from time to time, applicable to it. Notwithstanding any other provision of this Agreement, failure of the Lessee to comply with such continuing disclosure agreement shall not be considered a default or an event of default under this Agreement and the rights and remedies provided by this Agreement upon the occurrence of a Default shall not apply to any such failure, but the continuing disclosure agreement may be enforced only as provided therein.

                                   ARTICLE III
                                   -----------

                     DEMISING CLAUSES AND WARRANTY OF TITLE
                     --------------------------------------

         Section 3.1 Demise of the Project. The Lessor demises and leases to the Lessee, and the Lessee leases from the Lessor, the Leased Land, as more particularly described in Exhibit A hereto, together with the Building and the Leased Equipment as more particularly described in Exhibit B hereto, as they may at any time exist, and all other property which, under the terms hereof, are or subsequently become a part of the Project, subject only to Permitted Encumbrances, in accordance with the provisions of this Lease Agreement, including the payment of rentals and of other amounts as set forth in Section
5.3 hereof.

         Section 3.2 Warranty of Title. The Lessor warrants that it has good and marketable title to the Project, free from all encumbrances other than Permitted Encumbrances and other than the encumbrances set forth in the granting clauses of the Indenture, and the Lessor has or will promptly obtain title insurance in form and amount acceptable to the Trustee with respect to the Leased Land. The Net Proceeds from such insurance shall be paid to the Trustee and applied in accordance with Section 7.2 hereof. To the extent such insurance is available to redeem Bonds pursuant hereto, no claim shall be made and no suit brought hereunder against the Lessee by the title insurance company or anyone else claiming on behalf of or by, through or under it.

         Section 3.3 Quiet Enjoyment and Possession. The Lessor covenants and agrees that as long as the Lessee shall not be in default under this Lease Agreement, the Lessee may peaceably and quietly have, hold and enjoy the Project, and that the Lessor will, to the extent funds are made available to it for such purposes, defend the Lessee's enjoyment and possession thereof against all parties.

                                   ARTICLE IV
                                   ----------

                       THE PROJECT, ISSUANCE OF THE BONDS
                       ----------------------------------

         Section 4.1 Acquisition, Construction and Equipping of the Project. The Lessor, acting by and through the Lessee as its agent, has caused the Project to be acquired, installed, equipped and improved as herein provided, substantially in accordance with the plans and specifications provided by the Lessee.

         Section 4.2  Agreement to Issue Bonds; Application of Bond Proceeds.

         (a) The Lessor agrees that it will sell, issue and deliver $7,500,000 aggregate principal amount of Bonds to the initial purchasers thereof and use the proceeds therefrom, along with an equity contribution from the Lessee, to payoff the Series 1997 Bonds, the proceeds of which were used to acquire, construct and equip the Project.

         Section 4.3. Substitute Letter of Credit. The Lessee may provide for the delivery to the Trustee of a Substitute Letter of Credit upon thirty (30) days prior written notice to the Trustee, the Tender Agent, the Remarketing Agent and the Lessor. Any Substitute Letter of Credit shall be delivered to the Trustee on an Interest Payment Date and not later than the thirtieth (30th) Business Day prior to the expiration of the Letter of Credit it is being issued to replace. On or before the date of the delivery of any Substitute Letter of Credit to the Trustee, as a condition to the acceptance of any Substitute Letter of Credit by the Trustee, the Lessee shall furnish to the Lessor, the Trustee and the Remarketing Agent: (i) written evidence that the issuer of such Substitute Letter of Credit is a commercial bank or other financial institution organized and doing business in the United States or a branch or agency of a foreign commercial bank located and doing business in the United States and subject to regulation by state or federal banking regulatory authorities and that it has been assigned the same or better rating as the Letter of Credit in effect immediately prior to the substitution of the Substitute Letter of Credit;
(ii) an opinion of nationally recognized bond counsel to the effect that the delivery of such Substitute Letter of Credit is authorized under this Agreement and the Indenture and the Act and complies with the terms hereof, and, that the delivery of such Substitute Letter of Credit does not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes; and (iii) an opinion of Counsel satisfactory to the Trustee, the Lessor, the Lessee and the Remarketing Agent to the effect that the Substitute Letter of Credit is a legal, valid and binding obligation of the issuer (or, in the case of a branch or agency of a foreign commercial bank, the branch or agency) issuing the same, enforceable in accordance with its terms, that payments of principal of, and to the extent the Letter of Credit covers same, any premium on the Bonds, or Purchase Price of or interest on the Bonds from the proceeds of a drawing on the Substitute Letter of Credit will not constitute voidable preferences under the Bankruptcy Code or other applicable laws and regulations and that it is not necessary to register the Substitute Letter of Credit under the Securities Act of 1933, as amended, or to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended. On or before the delivery of any Substitute Letter of Credit to the Trustee, as an additional condition to the acceptance of any Substitute Letter of Credit by the Trustee, the Lessee shall furnish to the Lessor, the Trustee and the Remarketing Agent written evidence from each Rating Agency that the rating on the Bonds will not be reduced or withdrawn as a result of the acceptance of the Substitute Letter of Credit and that the short term unsecured debt of the Bank or Substitute Bank, as applicable, shall then have been assigned a rating by Moody's of "P-1" or the equivalent rating assigned by S&P. In the case of a Substitute Letter of Credit issued by a branch or agency of a foreign commercial bank there shall also be delivered an opinion of Counsel, satisfactory to the Trustee, the Lessor, the Lessee and the Remarketing Agent and licensed to practice law in the jurisdiction in which the head office of such bank is located, to the effect that the Substitute Letter of Credit is the legal, valid and binding obligation of such bank enforceable in accordance with its terms. The Trustee shall accept any such Substitute Letter of Credit only in accordance with the terms, and upon the satisfaction of the conditions, contained in this
Section 4.3 and any other provisions applicable to acceptance of a Substitute Letter of Credit under this Agreement and the Indenture.


                                    ARTICLE V
                                    ---------

        EFFECTIVE DATE AND DURATION OF THIS AGREEMENT, RENTAL PROVISIONS
        ----------------------------------------------------------------

           Effective Date and Duration of this Agreement. This Agreement shall become effective upon its delivery and subject to the provisions of this Lease Agreement (including particularly Articles X and XI hereof), shall, unless terminated by the Lessee pursuant to Section 11.1 hereof, continue until ll:59 o'clock, P.M., on the last day of December, 2013.

         Section 5.2 Delivery and Acceptance of Possession. The Lessor shall deliver to the Lessee sole and exclusive possession of the Project (subject to the right of the Lessor to enter thereon for inspection purposes and to the other provisions of Section 8.2 hereof) on the date the Lease Agreement is executed.

         Section 5.3  Rents and Other Amounts Payable.

                  (a) The Lessee shall pay to the Trustee, on behalf of the Lessor, the following sums as lease payments hereunder at the following times, in immediately available funds:

                  (i) on each Interest Payment Date during the term of this Agreement, an amount which is sufficient to pay the interest then due on the Bond.

                  (ii) on the maturity date of the Bond, the principal amount thereof then maturing;

                  (iii) on the redemption dates established for the Bond to be redeemed pursuant to Section 4.01 (c) of the Indenture (if any), an amount equal to the redemption price due on such date.

         (b) In any event, the sum of the lease payments payable under this
Section 5.3 shall be insufficient to pay the total amount due with respect to such principal and redemption price of and interest (including but not limited to interest and late charges payable pursuant to the Bond on any overdue amount) on the Bond, as and when due, and the Lessee shall forthwith pay any deficiency to the Trustee. If at any time the Bond has been fully paid and discharged within the meaning of the terms hereof, the Lessee shall not be obligated to make any further payments under this Section.

         (c) Payment of Lessor's Fees and Expenses. The Lessee shall pay to, or upon the order of, the Lessor, upon request of the Lessor, such amounts required to pay the Lessor's customary administrative fees and to pay or reimburse its reasonable administrative expenses incurred from time to time in connection with services or actions of the Board in connection with this Agreement.

         (d) No Abatement or Setoff. The Lessee shall pay all lease payments and all additional sums required hereunder without suspension or abatement of any nature, notwithstanding that all or any part of the facilities shall have been wholly or partially destroyed, damaged or injured and shall not have been repaired, replaced or rebuilt. So long as the Bond remains Outstanding, the obligation of the Lessee to pay all sums due from the Lessee hereunder shall be absolute and unconditional for which the Lessee pledges its full faith and credit and shall not be suspended, abated, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever, regardless of any rights of setoff, recoupment or counterclaim that the Lessee might otherwise have against the Lessor or any other party or parties and regardless of any contingency, act of god, event or cause whatsoever and notwithstanding any circumstances or occurrence that may arise or take place after the date hereof, including but without limiting the generality of the foregoing:

                  (i) any damage to or destruction of any part or all of the Project Facilities;

                  (ii) the taking or damaging of any part or all of the Project facilities, by any public authority or agency in the exercise of the power of or in the nature of eminent domain or by way of a conveyance in lieu of such exercise or otherwise;

                  (iii) any assignment, novation, merger, consolidation, or transfer of assets, whether with or without the approval of the Lessor;

                  (iv) any failure of the Lessor to perform or observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Agreement and the Bond;

                  (v) any act or circumstances that may constitute an eviction or constructive eviction;

                  (vi) failure of consideration, failure of title or commercial frustration;

                  (vii) any change in the tax laws or other laws of the United States or of any state or other governmental authority; or

                  (viii) any determination that the Bond or the interest payable thereon are subject to Federal taxation.

         Section 5.4  Prepayment of Rents.

         (a) Optional Prepayment. There is expressly reserved to the Lessee the right, and the Lessee is authorized and permitted, at any time the Lessee may choose, to prepay all or any part of the rents payable under Section 5.3 hereof, but only to the extent that the Bonds may be prepaid in accordance with the provisions of Article IV of the Indenture, and the Lessor agrees that the Trustee may accept such prepayment of rents when the same are tendered by the Lessee. All rents so prepaid shall be credited on the rental payments specified in Section 5.3 hereof in the inverse order of their maturities, unless prior to the date on which said credit is to be taken, the Lessee requests the Lessor to use such monies to redeem the Bonds in accordance with the provisions of the Indenture.

         (b) Extraordinary and Mandatory Prepayment. In the event of an extraordinary or mandatory redemption as provided by Article IV of the Indenture, the Lessee shall prepay the Basic Rent sufficient to redeem the Bonds in accordance with the provisions of the Indenture and to pay all expenses of such redemption and all other obligations as set forth in the Indenture.

         Section 5.5 Indemnity Against Claims. The Lessee covenants and agrees to pay and to indemnify and save the Lessor harmless of, from and against any and all claims, damages, demands, expenses, liabilities and losses of every conceivable kind, character and nature whatsoever (including, but not limited to, claims for loss or damage to any property, or injury to or death of any person) asserted against the Lessor by or on behalf of any person, firm, corporation or governmental authority arising out of, resulting from, or in any way connected with the Project, including but not limited to the condition, use, possession, conduct or management of, or any work done in or about, the Project, or from the planning, design, acquisition or improvement of the Project or any part thereof, or from the lease or sale of any part thereof. The Lessee will also pay and discharge and will indemnify and hold harmless the Lessor from: (a) any lien or charge upon payments by the Lessee to the Lessor hereunder, and (b) any taxes, assessments, impositions and other charges, in respect to the Project. The Lessee also covenants and agrees to pay and to indemnify and save the Lessor harmless of, from and against, all of the Lessor's costs, expenses (including reasonable counsel fees) and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. If any such claim is asserted, or any such lien or charge upon payments, or any taxes, assessments, impositions or other charges are sought to be imposed, and either the Lessor and the Trustee has notice or knowledge thereof the Lessor or the Trustee, as the case may be, will give prompt notice to the Lessee, and the Lessee shall have the sole right and duty to assume, and will assume the defense thereof on the Lessee's behalf and on behalf of the Lessor, with full power to litigate, compromise or settle the same in the Lessee's sole discretion; provided, however, if the Lessor deems it necessary, the Lessor may obtain its own Counsel in such action and the Lessee agrees to pay the reasonable fees and expenses of such counsel.

         Notwithstanding the foregoing, nothing set forth in this Section 5.5 shall be construed to indemnify the Lessor for or release the Lessor from any liability which it would otherwise have had arising from the willful, wrongful or negligent actions or failures to act on the part of the Lessor, its employees, agents or representatives acting in their capacities other than as contemplated by this Lease Agreement.

         Section 5.6 Obligation of Lessee Unconditional. The obligation of the Lessee to make the payments pursuant to this Lease Agreement and to perform and observe the other agreements on the Lessee's part set forth herein shall be absolute and unconditional, shall not be subject to any defense or any right of set-off, counterclaim, recoupment, abatement or otherwise, arising out of any breach by the Lessor of any obligation to the Lessee, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Lessee by the Lessor. The Lessee hereby agrees to pay to the Trustee all of said payments payable by the Lessee pursuant to Section 5.3 of this Lease Agreement. Until such time as the principal of and interest on the Bonds shall have been fully paid or provisions for the payment thereof shall have been made in accordance with the Indenture, the Lessee: (i) will not suspend or discontinue any payments pursuant to this Lease Agreement, (ii) will perform and observe all the Lessee's other agreements set forth in this Lease Agreement, and (iii) except as provided in Article XI hereof, will not terminate this Lease Agreement for any cause including, without limiting the generality of the foregoing, failure of the Lessor to complete the Project, failure of the Lessor's title to the Project or any part thereof, loss of title to (or the temporary use of) the Project by virtue of the exercise by others of the power of eminent domain, any acts or circumstances, that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Alabama, or any political subdivision of either thereof, or any failure of the Lessor to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement.

         Nothing set forth in this Section 5.6 shall be construed to release the Lessor from the performance of any of the agreements on its part herein set forth. In the event the Lessor shall fail to perform any such agreement on its part, the Lessee may institute such action against the Lessor as the Lessee may deem necessary to compel performance or may pursue such other remedies for non-performance as may be available to the Lessee so long as such action shall not violate the agreements on the part of the Lessee set forth in the preceding paragraph. In no event, however, shall the Lessee be entitled to any diminution of the amounts payable under Section 5.3 hereof. The Lessee may, however, at the Lessee's own cost and expense and in the Lessee's own name or in the name of the Lessor, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems reasonably necessary in order to insure the acquisition, construction, installation and equipping of the Project or to secure or protect the Lessee's right of possession, occupancy and use hereunder, and in such event, the Lessor hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Lessor in any such action or proceeding if the Lessee shall so request.

         Section 5.7 Ad Valorem Taxes. The Lessee and the Lessor acknowledge that under present law the Project is not exempt, by reason of this Lease, from ad valorem taxes. The Project, however, is subject to an abatement of certain non-educational taxes.

         Section 5.8 Lessee Entitled to Certain Rent Abatements if Bonds Paid Prior to Maturity. If at any time the aggregate monies available in a bond escrow agreement approved by the Trustee shall be sufficient to retire all of the Bonds outstanding in accordance with the provisions of the Indenture, and to pay all fees and charges of the Trustee and paying agents due or to become due through the date on which the last of the Bonds is retired under circumstances not resulting in termination of the Lease Term, and if the Lessee is not at the time otherwise in default hereunder, the Lessee shall be entitled to use and occupy the Project from the date on which such aggregate monies are in the hands of the Trustee to and including the last day of December, 2013 without the payment of the rent specified in Section 5.3 during that interval (but otherwise on the terms and conditions thereof).

         Section 5.9  [Reserved]

                                   ARTICLE VI
                                   ----------

                        MAINTENANCE, TAXES AND INSURANCE
                        --------------------------------

         Section 6.1 Maintenance and Modification of Project by Lessee. The Lessee will, at the Lessee's sole expense, during the Lease Term, keep the Project in as reasonably safe condition as its operations shall permit and in good repair and in good operating condition, making from time to time all necessary repairs thereto (including external and structural repairs). The Lessee may, also at the Lessee's expense, make from time to time any additions, modifications or improvements to the Project that the Lessee may deem desirable for the Lessee's business purposes and that do not adversely affect the structural integrity of the Project or substantially reduce its value. All such renewals, replacements, additions, modifications and improvements so made by the Lessee shall become part of the Project. The Lessee may, also at the Lessee's own expense, locate on the Leased Land any tangible personal property not purchased by the Lessor with the proceeds from the sale of the Bonds which, in the Lessee's judgment, is essential to the operation of the Project.

         The Lessee will not permit any mechanics', materialmen's or other liens (except Permitted Encumbrances) to be established or remain against the Project for labor or materials furnished in connection with the Project or any additions, modifications, improvements, repairs, renewals or replacements so made by the Lessee; provided, that if the Lessee shall first notify the Trustee of the Lessee's intention to do so, the Lessee may in good faith contest any mechanics', materialmen's or other lien filed or established against the Project, and in such event, may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless (i) the Lessor or the Trustee and (ii) the Bank shall notify the Lessee that, in the opinion of Independent Counsel, by non-payment of any such items, the security afforded pursuant to the terms of the Indenture will be materially endangered or the Project or any part thereof will be subject to loss or forfeiture, and in either of such events, the Lessee shall promptly pay and cause to be satisfied and discharged all such unpaid items or secure such payment by posting a bond, in form satisfactory to the Lessor and the Trustee, with the Trustee. The Lessor will cooperate fully with the Lessee in any such contest.

         Section 6.2 Taxes, Other Governmental Charges and Utility Charges. The parties to this Lease Agreement understand and acknowledge that: (i) under present law the income and receipts, if any, of the Lessor from the Project are not subject to either Federal or State income taxation, and (ii) this factor among others, has induced Lessee to enter into this Lease Agreement. Nevertheless, the Lessee will pay during the Lease Term, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any equipment or other personal property installed or brought by the Lessee therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the income or profits of the Lessor from the Project which, if not paid, will become a charge on the Project prior to or on a parity with the lien of the Indenture or a charge on the revenues and receipts from the Project prior to or on a parity with the charge thereon and the pledge or assignment thereof to be created and made in the Indenture, and including any ad valorem taxes lawfully assessed thereupon), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term. The foregoing provisions of this Section 6.2 shall be effective only so long as any Bonds remain outstanding or any part of the principal of or the interest on the Bonds remains unpaid.

         The Lessee may, at its expense and in its own name and behalf, or in the name and behalf of the Lessor, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless (i) the Lessor or the Trustee and (ii) the Bank shall notify the Lessee that, in the opinion of Independent Counsel, by non-payment of any such items, the security afforded pursuant to the terms of the Indenture will be materially endangered or the Project or any part thereof will be subject to loss or forfeiture, and in either of such events such taxes, assessments or charges shall be paid forthwith by the Lessee. The Lessor will cooperate fully with the Lessee in any such contest.

         In the event that the Lessee shall fail to pay any of the foregoing items required by this Section 6.2 to be paid by the Lessee, the Lessor, the Trustee or the Bank may, but shall be under no obligation to pay the same and any amounts so advanced therefor by the Lessor or the Trustee shall become an additional obligation of the Lessee to the one making the advancement, which amounts, together with interest thereon at a per annum rate equal to one percentage point in excess of the Base Rate from the date thereof, the Lessee agrees to pay.

         Section 6.3 Insurance Required to be Carried. The Lessee shall carry such insurance as may be required in the Credit Agreement or, if none is required therein, then the Lessee shall carry the following insurance:

         (a) Insurance to the extent of the full insurable value of the Project against loss thereto from, or damage by vandalism, fire, and lightning, with uniform standard form of extended coverage endorsement at the time in use in the State; and

         (b) Insurance against liability for injuries to, or death of any person, or damage to or loss of property arising out of or in any way relating to the condition or operation of the Project or any portion thereof, in the minimum amounts of $1,000,000 for death of or personal injury to any one person, and $200,000 for property damage in any one accident.

         Section 6.4 Destruction, Damage and Eminent Domain. If the Project Facilities shall be wholly or partially destroyed or damaged by fire or other casualty covered by insurance, or shall be wholly or partially condemned, taken or injured by any Person, including any Person possessing the right to exercise the power of or a power in the nature of eminent domain or shall be transferred to such a Person by way of a conveyance in lieu of the exercise of such a power by such a Person, the Lessee covenants that it will take all actions and will do all things which may be necessary to enable recovery to be made upon such policies of insurance or on account of such taking, condemnation, conveyance, damage or injury. The Lessee is authorized, in its own name, as trustee of an express trust, to demand, collect, sue, settle claims, receipt and release monies which may be due and payable under policies of insurance covering such damage or destruction or on account of such condemnations, damage or injury. Any moneys recovered: (i) on policies of insurance required to be maintained hereunder; or (ii) as a result of any taking, condemnation, conveyance, damage or injury shall be deposited with the Trustee under the Indenture and shall be applied in accordance with the provisions of Section 7.1 hereof; provided, however, that as long as the Letter of Credit Bank is not in default under the terms of the Letter of Credit, the applicable provisions of the Credit Agreement shall control the disposition of casualty insurance and condemnation award proceeds.

         Any appraisement or adjustment of loss or damage and any settlement or payment therefor, shall be agreed upon by the Lessee, the Bank (as long as the Letter of Credit Bank is not in default under the Letter of Credit) and the appropriate insurer or condemnor or Person, and shall be evidenced to the Bank by the certificate and approvals set forth in the Indenture. The Bank may rely conclusively upon such certificates.

         Section 6.5. Notice of Property Loss. After the occurrence of loss or damage to, or after receipt of notice of condemnation of, the Project Facilities, the Lessee shall within five (5) Business Days thereof notify the Trustee and the Bank, in writing, of such damage.


         Section 6.6 Advances by Lessor or Trustee. In the event the Lessee shall fail to maintain the full insurance coverage required by this Agreement or shall fail to keep the Project in as reasonably safe condition as its operating conditions will permit, or shall fail to keep the Building in good repair and good operating condition, the Lessor or the Bank, after first notifying the Lessee of any such failure on the Lessee's part and after giving the Lessee a reasonable opportunity to cure such default, may, but shall be under no obligation to, take out the required policies of insurance and pay the premiums on the same, or make the required repairs; and all amounts so advanced therefor by the Lessor or the Bank shall become an additional obligation of the Lessee to the one making the advancement.

         Section 6.7 Removal of Leased Equipment. The Lessor shall not be under any obligation to renew, repair, or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary Leased Equipment. In any instance where the Lessee, in the Lessee's sole discretion, determines that any items of Leased

Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Lessee may, subject to the consent of the Bank, remove such items of Leased Equipment from the Building and the Leased Land and, on behalf of the Lessor, sell, trade-in, exchange or otherwise dispose of them, as a whole or in part, without any responsibility or accountability to the Lessor therefor.

         The removal from the Project of any portion of the Leased Equipment pursuant to the provisions of this Section shall not entitle the Lessee to any abatement or diminution of the amounts payable under Section 5.3 hereof. The Lessee will not remove, or permit the removal of any of the Leased Equipment from the Leased Land except in accordance with the provisions of this Section 6.7.


                                   ARTICLE VII
                                   -----------

                      DAMAGE, DESTRUCTION AND CONDEMNATION
                      ------------------------------------

         Section 7.1 Disposition of Casualty Insurance and Condemnation Award Proceeds. Subject to the provisions of Section 6.4 hereof, and, if applicable in accordance with Section 6.4 hereof, the Credit Agreement, and as long as the Lessee is not in default under the terms of this Agreement, the Lessee may elect, in its discretion, whether to apply the proceeds of any casualty insurance coverage and/or condemnation awards to: (i) the repair, reconstruction or replacement of damaged, destroyed or injured property comprising the Project Facilities; or (ii) the redemption of Bonds pursuant to the applicable provisions of the Indenture. Absent timely direction from the Lessee as to the application of any casualty insurance coverage and/or condemnation awards or if the Lessee shall be in default under the terms of this Agreement, the proceeds thereof shall be applied to the extraordinary redemption of the Bonds at par plus accrued interest through the date of redemption. For purposes of the preceding sentence, "timely direction" shall mean 30 days after the Lessee has agreed, in connection with any damage to or condemnation of the Project Facilities, upon the settlement or payment with respect to any appraisement or adjustment of loss or damage, as appropriate.

         Section 7.2 Condemnation or Failure of Title. Unless the Lessee shall exercise its option to purchase pursuant to the provisions of Section 11.2 hereof, in the event that title to, or the temporary use of the Project or any part thereof or the leasehold estate of the Lessee in the Project created by this Lease Agreement or any part thereof shall be taken under the exercise of power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, or in the event of a failure of title, the Lessee shall be obligated to continue to pay the amounts specified in
Section 5.3 hereof. Subject to any contrary provisions contained in Section 6.4 hereof, and, if applicable in accordance with Section 6.4 hereof, the Credit Agreement, the Lessor and the Lessee will cause the Net Proceeds received by them or any of them, from any award made in such eminent domain proceedings, or from the title insurance policy purchased pursuant to Section 3.2 hereof to be deposited with the Trustee and to be applied by the Trustee in one or more of the following ways as shall be directed in writing by the Lessee:

         (a) The restoration of the Building and improvements comprising part of the Project to substantially the same condition as they exist immediately prior to the exercise of the said power of eminent domain or failure of title.

         (b) Redemption of the Bonds and payment of accrued interest thereon to the date of redemption.

         If the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) all such Net Proceeds shall be paid to the Lessee.

         The Lessor shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation, or failure of title proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceeding in the name and behalf of the Lessor. In no event will the Lessor voluntarily settle, or consent to the settlement of, any prospective or pending condemnation or title proceeding with respect to the Project or any part thereof without the prior written consent of the Lessee.

         Section 7.3 Condemnation of Lessee Owned Property. The Lessee shall also be entitled to the Net Proceeds of any condemnation award or portion thereof made for damages to, or takings of its own property not included in the Project, provided that any Net Proceeds resulting from damages to, or a taking of all or any part of the leasehold estate of the Lessee in the Project created by this Lease Agreement shall be paid and applied in the manner provided in
Section 7.2 hereof.


                                  ARTICLE VIII
                                  ------------

                                SPECIAL COVENANTS
                                -----------------

         Section 8.1 No Warranty of Condition or Suitability by the Lessor. THE LESSOR MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT, OR THAT THE PROJECT WILL BE SUITABLE FOR THE LESSEE'S PURPOSES OR NEEDS.

         Section 8.2 Inspection of the Project. The Lessor, the Bank, the Trustee, and their or any of their duly authorized agents shall have the right at all reasonable times to enter at their own risk upon the site of the Project and examine and inspect the Project. The Lessor and its duly authorized agents shall also have such rights of access to the Project as may be reasonably necessary for the proper maintenance of the Project in the event of failure by the Lessee to perform the Lessee's obligations under Section 6.1 hereof. Any inspection of the Project by the Lessor, the Bank, the Trustee, and their or any of their duly authorized agents, shall be for the benefit of the Lessor, the Bank and the Trustee, respectively, and no third party shall have the right to rely on any such inspection.

         Section 8.3 Release of Certain Land. Notwithstanding any other provision of this Agreement, the parties hereto reserve the right at any time, and from time to time, but only with the prior written consent of the Bank, to amend this Agreement for the purpose of effecting the release of and removal from this Agreement and the leasehold estate created hereby of any part of the Leased Land with respect to which the Lessor proposes to grant an easement or convey fee title to a railroad, public utility or public body in order that railroad, utility services or roads may be provided for the Project, provided that, if at the time any such amendment is made, any of the Bonds are outstanding and unpaid there shall be deposited with the Trustee the following:

         (a)      An executed copy of the said amendment;

         (b) A resolution of the Board of Directors of the Lessor (i) stating that the Lessor is not in default under any of the provisions of the Indenture or of this Lease Agreement, and the Lessee is not, to the knowledge of the Lessor, in default under any of the provisions of this Lease Agreement, (ii) stating an adequate legal description of that portion of the Leased Land to be released, and (iii) requesting the consent of the Bank to said amendment and the release of such property from the lien of the Indenture;

         (c) A certificate of the Lessee approving such amendment and stating that the Lessee is not in default under any of the provisions of this Agreement;

         (d) A copy of the instrument granting the easement or conveying the title to a railroad, public utility or public body.

         Section 8.4 Purchase of Additional Machinery, Equipment, Furniture or Fixtures by the Lessor. The Lessor shall purchase additional machinery, equipment, furniture or fixtures to be used in connection with the Project upon the request of the Lessee and receipt from the Lessee of money sufficient to pay for such machinery, equipment, furniture or fixtures, whether such machinery, equipment, furniture or fixtures is to be purchased under the provisions of
Section 6.1 or 6.7 hereof or otherwise. Such machinery, equipment, furniture or fixtures shall constitute a part of the Leased Equipment.

         Section 8.5 Further Assurance and Corrective Instruments. The Lessor and the Lessee shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project hereby leased or intended so to be, or for carrying out the intention of, or facilitating the performance of this Lease Agreement.

         Section 8.6  [Reserved]

         Section 8.7 Authorized Lessor Representative. Whenever under the provisions of this Lease Agreement the approval of the Lessor is required or the Lessor is required to take some action, such approval shall be made or such action shall be taken by the Authorized Lessor Representative, and the Lessee and the Trustee shall be authorized to act on any such approval or action; provided, however, that in any case in which the Bank's consent or approval is required, the Trustee shall also obtain the Bank's consent or approval before so acting.

         Section 8.8 Authorized Lessee Representative. Whenever under the provisions of this Lease, the approval of the Lessee is required or the Lessee is required to take some action, such approval shall be made or such action taken by the Authorized Lessee Representative, and the Lessor and the Trustee shall be authorized to act on any such approval or action.

         Section 8.9 Additional Covenants. The Lessee shall comply with each of the covenants on its part set forth in the Credit Agreement, and any other similar agreement entered into in connection with the issuance of any Substitute Letter of Credit and any and all modifications, alterations, amendments and supplements thereto.

         Section 8.10 Additional Tax Covenants and Representations. (a) The Lessee covenants that it will not take any action, or fail to take any action, if any such action or failure to take action would adversely affect the exclusion from gross income of the interest on any Bond under Section 103 of the Code. The Lessee will not directly or indirectly use or permit the use (including the making of any investment) of any Bond Proceeds or any other funds of the Lessor or the Lessee, or take or omit to take any action, that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code.

         (b) The Lessee hereby covenants that in connection with complying with the requirement for payment of the Rebatable Arbitrage to the United States with respect to the Bonds, all of the gross Bond Proceeds (within the meaning of Section 148(f) of the Code), other than gross Bond Proceeds on deposit in a bona fide debt service fund (within the meaning of Section 148(f)(4) of the Code), were expended on or prior to the Initial Rebate Computation Date.

         (c) The Lessee acknowledges that the Lessor shall have the right at any time and in the sole and absolute discretion of the Lessor to obtain from the Lessee and the Trustee the information necessary to determine the amount required to be paid to the United States pursuant to Section 148(f) of the Code. Additionally, the Lessor may, with reasonable cause, (A) review or cause to be reviewed any determination of the amount to be paid to the United States made by or on behalf of the Lessee and (B) make or retain a Rebate Expert to make the determination of the amount to be paid to the United States. The Lessee hereby agrees to be bound by any such review or determination, absent manifest error, to pay the costs of such review, including without limitation the reasonable fees and expenses of counsel or a Rebate Expert retained by the Lessor, and to pay any Rebate that might be required as the result of any such review or determination.

         (d) Notwithstanding any provision of this subsection to the contrary, the Lessee shall be liable, and shall indemnify and hold the Lessor and the Trustee harmless against any liability, for payments due to the United States pursuant to Section 148(f) of the Code. Further, the Lessee specifically agrees that neither the Lessor nor the Trustee shall be held liable, or in any way responsible, and the Lessee shall indemnify and hold harmless the Trustee and Lessor against any liability, for any mistake or error in the filing of the payment or the determination of the amount due to the United States or for any consequences resulting from any such mistake or error. The provisions of this paragraph (vi) shall survive termination of this Agreement.

         (e) The Lessee will aid and assist the Lessor in connection with preparing and submitting to the Internal Revenue Service a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

         (f) The Lessee will comply fully at all times with the Lessee's Arbitrage and Tax Certificate, and the Lessee will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Lessee's Arbitrage and Tax Certificate.

         (g) The Project was not acquired or placed in service by the Lessee (determined in accordance with the provisions of Section 103 of the Code and applicable regulations thereunder) more than one (1) year prior to the date of issuance of the Bonds.

         (h) Subsequent to fifteen (15) days prior to the date the Bonds are sold, the Lessee or any Related Person (or group of related persons which includes the Lessee) has not, or will not, as the case may be, guarantied, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by obligations issued pursuant to Section 103 of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit other than the Lessor. During the period commencing on the date of the sale of the Bonds and ending fifteen (15) days thereafter, there will be no obligations issued pursuant to Section 103 which are guarantied by the Lessee or any Related Person (or group of related persons which includes the Lessee) or which are issued with the assistance or participation of, or by arrangement with, the Lessee or any Related Person (or group of related persons which includes the Lessee) without the written opinion of Bond Counsel to the effect that the issuance of such obligation will not adversely affect their opinion as to the exclusion of interest on the Bonds from the gross income of the Purchaser under
Section 103 of the Code. Other than the Lessee or any Related Person (or group of related persons including the Lessee), no person has (i) guarantied, arranged, participated in, assisted with the issuance of, or paid any portion of the cost of the issuance of the Bonds, or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Code Section 1253) which is to be used in connection with the Project.

         (i) The information contained in the Lessee's Arbitrage and Tax Certificate, setting forth the respective cost, economic life, ADR midpoint life, if any, under Rev. Proc. 87-56, 1987-2 C.B. 674, as supplemented and amended from time to time, and guideline life, if any, under Rev. Proc. 62-21, 1962-2 C.B. 118, as supplemented and amended from time to time, of each asset constituting the Project financed with the Bond Proceeds is true, accurate and complete.

         (j) The Project does not share "substantial common facilities", within the meaning of Section 144(a)(9) of the Code, with any other facility financed by an outstanding tax-exempt bond.

         (k) The Lessee has not taken and will not take any action and knows of no action that any other person has taken or intends to take, which would cause interest income on the Bonds to be includable in the gross income of the recipients thereof under Section 103 of the Code. The Lessee will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the interest on the Bonds does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation of rebate required to preserve such exclusion).

         (l) The Bonds will not be federally guaranteed within the meaning of
Section 149(b) of the Code. For purposes of this representation, no Principal User of the Project has entered into any leases of the Project to, or any sales or service contracts with, any federal government agency with the result that the Bonds are so federally guaranteed within the meaning of Section 149(b) of the Code.


                                   ARTICLE IX
                                   ----------

       ASSIGNMENT, SUBLEASING, MORTGAGING AND SELLING; REDEMPTION OF BONDS
       -------------------------------------------------------------------

         Section 9.1 Assignment and Subleasing. Subject to the consent of the Bank so long as the Letter of Credit Bank is not in default of its obligations under the Letter of Credit, this Lease may be assigned or subleased as a whole or in part, by the Lessee without the necessity of obtaining the consent of either the Lessor or the Trustee, provided that, however, no such assignment or further sublease shall cause the Project to no longer constitute a "project" under the Act, have any effect on the tax exempt status of the interest on the Bonds or shall relieve the Lessee from primary liability for any of the Lessee's obligations hereunder, and in the event of any such assignment or sublease, the Lessee shall continue to remain primarily liable for payment of the amounts specified in Section 5.3 hereof and for performance and observance of the other agreements on the Lessee's part herein provided to be performed and observed by the Lessee to the same extent as though no assignment or sublease had been made.

         Section 9.2   [Reserved]

         Section 9.3 Restrictions on Mortgage or Sale of Project by Lessor. The Lessor agrees that, except for the Bank Mortgage and the assignment of this Lease Agreement and the rentals hereunder to the Trustee pursuant to the Indenture, it will not mortgage, sell, assign, transfer or convey its interest in the Project during the term of this Agreement, except as herein provided. If the laws of the State of Alabama at the time shall permit such action to be taken, nothing in this Section 9.3 shall prevent the consolidation of the Lessor with, or merger of the Lessor into, or transfer of its remaining interest in the Project or in this Lease Agreement as an entirety to, any public corporation whose income is not subject to taxation and which has corporate authority to exercise the Lessor's rights granted hereunder; provided: (i) that no such action shall be taken without the prior written consent of the Lessee, unless such action shall be required by law, (ii) that any such action shall be approved by the governing body of the City of Huntsville, Alabama, and (iii) that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and actual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the Lessor shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Project shall be transferred in its entirety.

         Section 9.4 Redemption of Bonds. If at any time the Lessee shall deposit with the Trustee monies which, under any terms of the Indenture, are sufficient to redeem all or part of the principal amount of the Bonds and to pay any applicable redemption premium plus the fees and expenses of the Trustee in connection with such redemption, the Lessor, at the request of Lessee, shall forthwith take all steps necessary under the applicable redemption provisions of the Indenture to effect redemption of the Bonds requested by the Lessee on a redemption date selected by the Lessee.

         Section 9.5 Reference to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture) and payment of all fees and charges of the Trustee, and reimbursement to the Letter of Credit Bank of all sums drawn under the Letter of Credit, together with interest thereon and all other sums due and payable to the Bank under the Credit Agreement, and the termination of the Letter of Credit, all references in this Lease Agreement to the Bonds and the Trustee and the Bank shall be ineffective and neither the Trustee, the Bank nor the holders of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.

                                    ARTICLE X
                                    ---------

                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------

         Section 10.1 Events of Default Defined. The following shall be "Events of Default" under this Lease Agreement and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Lease Agreement, any one or more of the following events:

         (a) Failure by the Lessee to pay when due the amounts required to be paid pursuant to Section 5.3 of this Lease Agreement;

         (b) Failure by the Lessee to observe and perform any covenant, condition or agreement on the Lessee's part to be observed or performed, other than as referred to in paragraph (a) of this Section 10.1, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Lessee by the Lessor or the Trustee, unless the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Trustee will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the failure is corrected;

         (c) Any material warranty, representation or other statement by or on behalf of the Lessee in this Lease Agreement or in any certificate or other document executed by the Lessee furnished in connection with the issuance and sale of the Bonds, shall prove to be false or misleading in any material respect;

         (d)      The occurrence of an "Event of Default" under the Guaranty;

         (e)      The Lessee shall:

                  (i) apply for or consent to the appointment of a receiver, Trustee or liquidator of the Lessee, or of its properties or assets;

                  (ii) admit in writing its inability to pay its debts as they mature;

                  (iii) make a general assignment for the benefit of creditors;

                  (iv) be adjudicated a bankrupt or insolvent or;

                  (v) file a voluntary petition in bankruptcy or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against the Lessee in any proceeding under any such law;

         (f) An order, judgment or decree shall be entered, without application, approval or consent of the Lessee, by any court of competent jurisdiction, approving a petition seeking or appointing a receiver, Trustee, or liquidator of the Lessee and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

         (g) A default in respect to any other indebtedness of the Lessee to the Trustee;

         (h) The occurrence of any "Event of Default" as set forth in the Bond Purchase Agreement, and

         (i) The Lessor's receipt of written notice from the Bank that the Bank has declared an Event of Default under the provisions of the Credit Agreement.

         A default under this Lease Agreement shall also be a default under any other indebtedness of the Lessee to the Trustee, and a default under any other indebtedness of the Lessee to the Trustee shall be a default under this Lease Agreement. Any acceleration under this Lease Agreement shall also require an acceleration under any other indebtedness of the Lessee to the Trustee, and any acceleration under any other indebtedness of the Lessee to the Trustee shall require an acceleration under this Ageement.

         Section 10.2 Remedies on Default. Subject to Section 10.6 hereof, whenever any event of default referred to in Section 10.1 hereof shall have happened and be continuing, the Lessor may take any one or more of the following remedial steps:

         (a) By written notice to the Lessee, the Lessor may declare all installments of rent payable under Section 5.3 hereof for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable.

         (b) The Lessor or the Trustee on its own behalf or on behalf of the Lessor, may re-enter and take possession of the Project without terminating this Lease Agreement, and sublease the Project for the account of the Lessee, holding the Lessee liable for the difference in the rent and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Lessee hereunder.

         (c) The Lessor or the Trustee on its own behalf or on behalf of the Lessor may terminate the Lease Term, exclude the Lessee from possession of the Project and use its best efforts to lease the Project to another party for the account of the Lessee, holding the Lessee liable for all rent and other payments due up to the effective date of such leasing and for the difference in the amounts payable by such new lessee and the amounts payable by the Lessee under this Lease Agreement.

         (d) In the event any of the Bonds shall at the time be outstanding and unpaid, the Lessor may have access to, and inspect and examine and make copies of the Lessee's books and records and all of its accounts.

         (e) The Lessor may take whatever action at law or in equity may appear necessary or desirable to collect the rent, then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Lease Agreement.

         The Lessee acknowledges and understands that any lease or sublease agreement entered into by the Lessor or the Trustee pursuant to either of Subsections (b) or (c) of this Section 10.2 shall, if the Lessor and the Trustee deem it advisable, grant an option to purchase the Project to the new lessee or the sublessee on the terms and conditions acceptable to the Lessor and the Trustee.

         Any amounts collected pursuant to action taken under this Section 10.2 shall be paid to the Trustee and applied in accordance with the provisions of the Indenture.

         It is further understood and agreed that the Lessor will follow the instructions of the Bank or the Trustee in the election or pursuit of any remedies herein vested in it.

         Section 10.3 No Remedy Exclusive. Subject to Section 10.6 hereof, no remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement, or now or hereafter existing at law or in equity or statute. No delay or omission to exercise any right or power shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lessor to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies of the Lessor hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements hereof.

         Section 10.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Lessee should default under any of the provisions of this Lease Agreement, and the Lessor or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement, performance or observance of any obligation or agreement on the part of the Lessee herein set forth, the Lessee agrees, on demand therefor, to pay to the Lessor or the Trustee the reasonable fee of such attorney or attorneys and such other expenses so incurred by the Lessor or the Trustee.

         Section 10.5 No Additional Waiver Implied by One Waiver. In the event any obligation in this Lease Agreement is breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         Section 10.6 Remedial Rights Assigned to Trustee. All rights and remedies conferred upon or reserved to the Lessor in this Article X shall, upon the execution and delivery of the Indenture, be deemed to have been assigned to the Trustee and the Trustee shall have the exclusive right to exercise such rights and remedies in the same manner and under the limitations and conditions that the Trustee is entitled to exercise rights and remedies upon the occurrence of an Event of Default pursuant to Article 10 of the Indenture.


                                   ARTICLE XI
                                   ----------

                           OPTIONS IN FAVOR OF LESSEE
                           --------------------------

         Section 11.1 Options to Terminate. The Lessee shall have the following options to cancel or terminate the term of this Lease Agreement:

         (a) At any time prior to full payment of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture), the Lessee may terminate the term of this Lease Agreement and exercise the option to purchase granted in Section 11.2 hereof by paying to the Trustee for the account of the Lessor an amount of cash which will be sufficient to pay, retire and redeem all the outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal, interest to maturity, or earliest applicable redemption date, as the case may be, premium, if any, expenses of redemption and Trustee's fees and expenses), and, in case of redemption, making arrangements satisfactory to the Trustee for the giving of the required notice of redemption;

         (b) At any time after full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Lessee may terminate the term of this Lease Agreement by giving the Lessor notice in writing of such termination and such termination shall forthwith become effective.

         Section 11.2 Option to Purchase Project Prior to Payment of the Bonds. The Lessee shall have, and is hereby granted the option to purchase the Project prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), if any of the following shall have occurred:

         (a) The Project, or any part thereof, shall have been damaged or destroyed to such extent that, in the opinion of the Lessee expressed in writing, (i) it cannot be reasonably restored, within a period of four months, to the condition thereof immediately preceding such damage or destruction, or
(ii) the Lessee is thereby prevented from carrying on its normal operations at the Project for a period of four months or (iii) the cost of restoration thereof would exceed by more than $100,000 the Net Proceeds of insurance carried thereon pursuant to the requirements of Section 6.4 hereof, plus the amounts for which the Lessee is self-insured with respect to deductible amounts permitted under
Section 6.5 hereof;

         (b) Title to, or the temporary use of the Project, or any part thereof, or the leasehold estate of the Lessee in the Project created by this Lease Agreement, or any part thereof, shall have been taken under the exercise of the power of eminent domain by any governmental authority or person, firm or corporation acting under governmental authority which results, or is likely to result in the Lessee thereby being prevented from carrying on its normal operations therein for a period of four months or more;

         (c) As a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body, whether state or federal, entered after the contest thereof by the Lessee in good faith, this Lease shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Lease Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Lessor or the Lessee including without limitation federal, state or income or other taxes not being imposed on the date of this agreement;

         (d) The Project or a material portion thereof is adjudged by a court of competent jurisdiction to be a public nuisance and operation of the Project or a material portion thereof is permanently enjoined, and such decision has become final or, if appealed, affirmed upon such appeal and the decision upon such appeal has become final.

         To exercise such option, the Lessee shall, within thirty (30) days following the event authorizing the exercise of such option, give written notice to the Lessor and to the Trustee and shall specify therein the date of closing such purchase, which date shall not be less than forty-five (45) nor more than ninety (90) days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Indenture, shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption for the redemption of the Bonds on the earliest practicable date either on or following the closing of such purchase. The purchase price payable by the Lessee in the event of its exercise of the option granted in this Section shall be the sum of the following:

                  (i) an amount of money which will be sufficient to pay to the Trustee the principal of the then outstanding Bonds plus accrued interest thereon to the redemption date; plus

                  (ii) an amount of money equal to all the costs and expenses incurred by the Trustee in connection with such purchase; plus

                  (iii) an amount payable to the Lessor equal to the sum of one-tenth of one percent (.1%) of the original principal amount of the Bonds (i.e., $7,500,000) for each year (or portion of a year) that the Lease Agreement remains in effect, plus all costs and expenses incurred by the Lessor relative to the exercise of the option.

         In the event of the exercise of the option granted in this section, any Net Proceeds of insurance or condemnation after the payment of the required redemption price shall be paid to the Lessee.

         Section 11.3 Option to Purchase Project After Payment of the Bonds. The Lessee shall have, and is hereby granted the option to purchase the Project at any time during the Lease Term or within forty-five (45) days thereafter, following full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) or at any time at which the Lessee shall have the option to terminate this Lease Agreement pursuant to Section 11.1(a) hereof, by paying to the Lessor a purchase price in an amount equal to the sum of one-tenth of one percent (.1%) of the original principal amount of the Bonds (i.e., $7,500,000) for each year (or portion of a year) that the Lease Agreement remains in effect, plus all costs and expenses incurred by the Lessor relative to the exercise of the option. To exercise this option granted in this Section 11.3, the Lessee shall notify the Lessor of the Lessee's intention so to exercise such option no less than forty-five (45), nor more than ninety (90) days prior to the proposed date of purchase and shall, on the date of purchase, pay such purchase price to the Lessor.

         Section 11.4 Option to Purchase Unimproved Land. Prior to payment in full of the Bonds, the Lessee shall have, and is hereby granted, the option to purchase any Unimproved part of the Leased Land at any time, and from time to time, at and for a purchase price equal to the fair market value thereof provided that it furnishes the Lessor with the following:

                  (a) A notice in writing setting forth (i) an adequate legal description of that portion of the Leased Land with respect to which such option is to be exercised, and (ii) a statement that the Lessee intends to exercise its option to purchase such portion of the Leased Land on a date stated, which shall not be less than forty-five (45), nor more than ninety (90) days from the date of such notice, and (iii) a statement that the use to which such portion of the Leased Land will be devoted will be in furtherance of the purpose for which the Lessor was organized;

                  (b) A certificate of an Independent Engineer acceptable to the Trustee, dated no more than ninety (90) days prior to the date of the purchase, stating that, in the opinion of the person signing such certificate, (i) the portion of the Leased Land with respect to which the option is exercised is not needed for the operation of the Project for the purposes hereinabove stated, and (ii) the purchase will not impair the usefulness of the Building and will not destroy the means of ingress thereto and egress therefrom;

                  (c) The written consent of the Trustee and the Bank; and

                  (d) An amount of money equal to the fair market value of the real property to be purchased or as agreed.

         Upon receipt of the notice, certificate and money required in this section to be furnished to it by the Lessee, the Lessor will promptly deliver the same to the Trustee, will cause the Trustee to apply said money as a partial redemption of the Bonds in accordance with the terms of the Indenture and will secure from the Trustee a release from the security interest afforded by the terms of the Indenture of such portion of the Leased Land with respect to which the Lessee shall have exercised the option granted in this section. In the event the Lessee shall exercise such option, the Lessee shall not be entitled to any abatement or diminution of the amounts payable under Section 5.3 hereof.

         The Lessee may, at the Lessee's own expense, connect utility and other similar facilities serving the Project to utility and other similar facilities serving real property adjacent to or near the Leased Land, or partly on such adjacent real property and partly on the Leased Land, but only if the Lessee furnishes the Lessor and the Trustee a certificate by an Independent Engineer who is acceptable to the Trustee, certifying that such connection of utility or other similar facilities will not unreasonably interfere with the use of the Project.

         Section 11.5 Conveyance on Exercise of Option to Purchase. At the closing of the purchase pursuant to the exercise of any option to purchase granted herein, the Lessor will, upon receipt of the purchase price, deliver to the Lessee documents conveying to the Lessee good and marketable title to the property with respect to which such option was exercised, as such property then exists, subject to the following: (i) those liens and encumbrances, if any, to which title to said property was subject when conveyed to the Lessor; (ii) those liens and encumbrances created by the Lessee, or to the creation or suffering of which the Lessee consented; (iii) those liens and encumbrances resulting from the failure of the Lessee to perform or observe any of its obligations in this Lease Agreement; and (iv) Permitted Encumbrances other than the Indenture and this Lease Agreement.

         Section 11.6 Effect of Exercise on Options. Upon the exercise of any option provided in this Article XI, the matured or accrued obligations of the Lessee to the Lessor hereunder not theretofore performed, shall survive.

         Section 11.7 Relative Position of Options and Indenture. The Options granted to the Lessee in this Article XI, shall be and remain prior and superior to the Indenture and may be exercised whether or not the Lessee is in default hereunder, provided that such default will not result in the non-fulfillment of any condition to the exercise of such option.


                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         Section 12.1 Surrender of Project. Except as otherwise expressly provided in this Lease Agreement, at the expiration or sooner termination of the term of this Lease Agreement, the Lessee will surrender possession of the Project peaceably and promptly to the Lessor in as good condition as at the commencement of the Lease Term, excepting only loss by fire or other casualty covered by insurance, and ordinary wear, tear and obsolescence.

         Section 12.2 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows:

         If to the Lessor:          The Industrial Development Board
                                            of the City of Huntsville
                                    P.O. Box 408
                                    Huntsville, AL 35804

         If to Lessee:              Central CVPC Corporation
                                    Attn: Mr. Albert T. Sabol
                                    451 N. Cannon Avenue
                                    Lansdale, PA 19446

         If to Trustee:             First Union National Bank
                                    123 South Broad Street
                                    Philadelphia, Pennsylvania 19109
                                    Attention: Corporation Trust Administration

         If to the Bank:            Congress Financial Corporation
                                    1133 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Andrew W. Robin

A duplicate copy of each notice, certificate, or other communication given hereunder by either the Lessor or the Lessee to the other shall also be given to the Trustee. The Lessor, the Lessee and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 12.3 Binding Effect. This Lease Agreement shall inure to the benefit of and shall be binding upon the Lessor, the Lessee, and their respective successors and assigns, subject, however, to the limitations of
Section 9.1, 9.2 and 9.5 hereof. To the extent provided herein and in the Indenture, the Trustee and the Bank shall be deemed to be third party beneficiaries hereof, but nothing herein contained shall be deemed to create any right in, or for the benefit of, any other person who is not a party hereto.

         Section 12.4 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

         Section 12.5 Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Lease Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the Indenture.

         Section 12.6 Execution in Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 12.7 Recording and Filing. The Lessee will take all actions that at the time and from time to time may be necessary (or, in the opinion of the Trustee, may be necessary) to perfect, preserve, protect and secure the interests of the Lessor and the Trustee, or either, in and to the Project, this Agreement and the revenues and receipts derived by the leasing or sale of the Project, including, without limitation, the filing of all financing and continuation statements that may be required under the Alabama Uniform Commercial Code.

         Section 12.8 Net Lease. This Agreement shall be deemed and constructed to be a "net lease", and the Lessee shall pay absolutely net during the term hereof the rent and all other payments required hereunder free of any deductions, without abatement, deduction or set-off other than those herein expressly provided.

         Section 12.9 Certain Tax Matters. The Lessor and the Lessee acknowledge and agree that it is their mutual intention that the Lessee, for federal and state income tax purposes, will be entitled to all deductions and credits with respect to the Project (including, but not limited to, capital cost recovery and investment credits) and that for such purposes this Lease Agreement shall be deemed to be a financing of the Project. The Lessor does hereby make the election available under Section 144(a)(4) of the Code.

         Section 12.10 Date of this Agreement. The date of this Agreement is intended as and for a date for the convenient identification of this Agreement and is not intended to indicate that this Agreement was executed or delivered on such date.

         Section 12.11 Applicable Law. This Lease Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 12.12 No Charge Against Lessor's Credit. No provisions hereof shall be construed to impose a charge against the general credit of the Lessor or any personal or pecuniary liability upon the Lessor, its officers, directors, or of the City of Huntsville. Nothing set forth in this Section 12.12, however, shall relieve the Lessor from the observance and performance of the several covenants and agreements on its part herein set forth.

         Section 12.13 Captions. The captions or headings in this Lease Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         Section 12.14 Relationship of Documents. So long as the Letter of Credit remains in effect and the Letter of Credit Bank is not in default of its obligations thereunder, (i) this Agreement shall be subject and subordinate to the Bank Mortgage, (ii) to the extent that any provision of the Credit Agreement or the Bank Mortgage is inconsistent with any provision of this Agreement, such provision of the Credit Agreement and the Bank Mortgage shall govern and control, (iii) the Lessor hereby agrees to give notice in writing to the Bank of any Event of Default by the Lessee under the Lease that is known to the Lessor, and, upon receipt of any such notice, the Bank shall have the right, but not the obligation, to cure any such Event of Default for the account of the Lessee within ninety (90) days after receipt of such notice, during which time the Lessor or the Trustee shall not take any steps to enforce or seek to enforce, directly or indirectly, any rights pursuant to this Agreement; (iv) the Lessor and the Trustee shall allow the Bank to enter the Leased Land and the Building for the purpose of repossessing, removing, selling or otherwise dealing with any of its personal property collateral and such license shall continue without change from the date the Bank enters the Leased Land or the Building for so long as the Bank deems necessary for such purposes; (v) notwithstanding any provision to the contrary contained in this Agreement, the Bank (or its designee or a purchaser at a trustee's sale, as the case may be), at its option pursuant to the Bank Mortgage or in lieu of foreclosure thereunder, shall be allowed to acquire absolute ownership of the interest of the Lessee or the Lessor in this Agreement, and if the Bank elects to acquire (or have its designee acquire or any party at a trustee's sale acquire) such leasehold or other estate, the Bank (or such designee or other party) will thereupon be recognized as the Lessee hereunder and be entitled to all of the Lessee's rights hereunder, including, without limitation, the right of the Lessee to exercise the option to purchase the Project or the Lessor's rights hereunder, as the case may be, in accordance with the terms of this Agreement; and (vi) if the Bank (or its designee) becomes the Lessee under this Agreement, the Bank shall be allowed to sublease or assign its rights hereunder to a third party who shall be authorized to use the Project for any lawful purpose and such assignment or sublease shall release and relieved the Bank (or its designee) of all obligations hereunder, without releasing the Lessee from any and all liability and responsibility hereunder or under the Credit Agreement or Bank Mortgage.

         Section 12.15 Restatement of Lease. This agreement is intended to amend and restate in its entirely the 1997 Lease and serve as a substitute therefor.


         IN WITNESS WHEREOF, the Lessee has caused this Agreement to be executed by one of its duly authorized officers, the 29th day of October, 1998, and the Lessor has caused this Agreement to be executed in its corporate name and its corporate seal to be hereunder affixed and attested by its duly authorized officers, the 28th day of October, 1998, all as of the date and year first above written.

                             THE INDUSTRIAL DEVELOPMENT
                             BOARD OF THE CITY OF HUNTSVILLE


                             By: /s/ W.F. Sanders, Jr.
                                 -------------------------------------------
                                 Its Vice Chairman

ATTEST:


------------------------------
         Secretary


                             ACKNOWLEDGMENT OF BOARD
                             -----------------------


STATE OF ALABAMA  )

MADISON COUNTY    )

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that W.F. Sanders, Jr., whose name as Vice Chairman of The Industrial Devlopment Board of the City of Huntsville, a public corporation, is signed to the foregoing Lease Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of this Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal this the 28th day of October, 1998.


                                          /s/ Theresa Cornelius
                                          --------------------------------
                                          Notary Public
                                          My Commission Expires: 11/14/01

                                          CENTRAL CPVC CORPORATION, an
                                          Alabama corporation



                                          By: /s/ Albert T. Sabol
                                             ----------------------------------
                                             Its Executive Vice President

ATTEST:


----------------------------
       Secretary


                            ACKNOWLEDGMENT OF LESSEE
                            ------------------------

STATE OF PENNSYLVANIA      )

COUNTY OF PHILADELPHIA     )

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Albert T. Sabol, whose name as Executive Vice President of Central CPVC Corporation, an Alabama corporation, is signed to the foregoing Lease Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of this Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal this the 29th day of October, 1998.


                                           /s/ Astrid Karnas
                                           ---------------------------------
                                           Notary Public
                                           My Commission expires: 12/24/2001